FOR IMMEDIATE RELEASE

MEDIA CONTACT:	Nikki Klemmer, 615-743-6132
FINANCIAL CONTACT:	Harold Carpenter, 615-744-3742
WEBSITE:	www.pnfp.com

PNFP REPORTS DOUBLE-DIGIT ANNUALIZED GROWTH IN EPS, LOANS AND DDAs
Operating leverage provides continued improvement to ROAA and ROTCE

NASHVILLE, Tenn., July 15, 2014 – Pinnacle Financial Partners, Inc. (Nasdaq/NGS: PNFP) today reported net income per fully diluted common share of $0.49 for the quarter ended June 30, 2014, compared to net income per fully diluted common share of $0.42 for the quarter ended June 30, 2013, an increase of 16.7 percent. Net income per fully diluted common share was $0.96 for the six months ended June 30, 2014, compared to net income per fully diluted common share of $0.81 for the six months ended June 30, 2013, an increase of 18.5 percent.
"Second quarter was another strong quarter of continued execution as we generated meaningful operating leverage primarily through loan and demand deposit account growth," said M. Terry Turner, Pinnacle's president and chief executive officer. "Our return on average assets increased to 1.21 percent, representing another all-time high. Loan growth approximated $134 million during the second quarter, which equates to an annualized linked-quarter growth rate of 12.8 percent. Importantly, we experienced another strong quarter of growth in demand deposits, which is consistent with the success we continue to have moving client relationships to our firm."

GROWING THE CORE EARNINGS CAPACITY OF THE FIRM:
•	Loans at June 30, 2014 were a record $4.315 billion, an increase of $133.9 million from March 31, 2014. Loans increased $390.2 million from June 30, 2013, a year-over-year growth rate of 9.9 percent.
•	Average balances of noninterest-bearing deposit accounts were $1.203 billion in the second quarter of 2014, which represents an annualized growth rate of 26.2 percent from the first quarter of 2014. Noninterest-bearing deposit accounts represented approximately 26.6 percent of total average deposit balances for the quarter. Second quarter 2014 average noninterest-bearing deposits increased 18.8 percent over the same quarter last year, when average noninterest-bearing deposit accounts amounted to 25.6 percent of total average deposits.
•	Revenues for the quarter ended June 30, 2014 were a record $59.8 million, an increase of $1.2 million from $58.6 million in the first quarter of 2014. Revenues increased 8.9 percent from $54.9 million for the same quarter last year.
•	Return on average assets was 1.21 percent for the second quarter of 2014, compared to 1.20 percent for the first quarter of 2014 and 1.10 percent for the same quarter last year. Second quarter 2014 return on tangible common equity amounted to 13.50 percent, compared to 13.45 percent for the first quarter of 2014 and 12.72 percent for the same quarter last year.

"We remain very pleased with our ability to grow our client base and take market share in Nashville and Knoxville," Turner said. "With the significant loan growth we experienced in the second quarter, we continue to believe we will meet or exceed the three-year loan growth targets we established for the period of 2012 to 2014.  Our ability to grow our noninterest-bearing deposits has been instrumental in enabling us to increase our net interest income and provides further evidence of the effectiveness of our business model."

OTHER SECOND QUARTER 2014 HIGHLIGHTS:
•	Revenue growth
o	Net interest income for the quarter ended June 30, 2014 was $47.2 million, compared to $45.9 million in the first quarter of 2014 and $43.6 million for the second quarter of 2013.
▪
Consistent with previously disclosed expectations, the firm's net interest margin decreased to 3.71 percent for the quarter ended June 30, 2014, down from 3.76 percent last quarter and 3.77 percent for the quarter ended June 30, 2013.

o	Noninterest income for the quarter ended June 30, 2014 was $12.6 million, compared to $12.7 million for the first quarter of 2014 and $11.3 million for the same quarter last year.
▪
Wealth management revenues, which include investment services, insurance and trust fees, were down $278,000 from  the first quarter of 2014 due primarily to the seasonal collection of contingency revenues from insurance carriers in the first quarter of 2014.

▪	Gains on mortgage loans sold, net of commissions, were up $434,000 from the first quarter of 2014 due primarily to stronger home sales in Pinnacle's residential lending markets.
▪
Other fees decreased by $466,000 between the second and first quarters of 2014 due to several factors, including  a reduction in vendor rebates for customer check orders, reduced gains from loan sales and other investments.

"Operationally, we had another very sound quarter," said Harold R. Carpenter, Pinnacle's chief financial officer. "Total revenues are up almost $1.18 million over the first quarter. Loan yields decreased a modest 0.03 percent during the quarter and were partially offset by a 0.02 percent decrease in cost of funds. We continue to believe the rate of decrease in both loan yields and deposit costs will likely slow in future quarters. We also remain optimistic that our net interest margin will remain within our targeted range of 3.70 percent to 3.80 percent as we continue to see growth in net interest income for the remainder of 2014."

•	Noninterest expense
o	Noninterest expense for the quarter ended June 30, 2014 was $33.9 million, compared to $33.6 million in the first quarter of 2014 and $30.9 million in the same quarter last year.
▪	Salaries and employee benefit costs were up from the first quarter of 2014 by approximately $23,000 and $1.2 million from the second quarter of 2013.
▪	Other real estate expenses were $226,000 in the second quarter of 2014, compared to $651,000 in the first quarter of 2014 and $1.4 million in the same quarter last year.
▪
Other noninterest expense increased by $405,000 in the second quarter of 2014 compared to the first quarter of 2014 primarily due to increased lending-related costs. Additionally, other noninterest expense increased by $2.29 million between the second quarter of 2013 and 2014 primarily due to the impact of a $2.0 million reversal in 2013 of previously expensed off-balance sheet loss reserves.

"Building a firm that attracts and retains the most successful relationship managers in our markets is a key component of our growth strategy," Carpenter said. "Nine new revenue producers have joined our firm in 2014, representing a continual investment in growing our customer base and increasing our market share.
"Increasing the operating leverage of our firm remains a key objective of our leadership. We anticipate our expense base for the remainder of 2014 will experience modest increases as we continue to recruit relationship managers and other professionals. The ratio of noninterest expense (excluding ORE expense) to average assets was 2.38 percent in the second quarter.  We expect to make continual progress toward our target range of 2.10 to 2.30 percent for 'noninterest expense (excluding ORE expense) to average assets' in 2014 primarily through achievement of our loan growth targets."

•	Asset Quality
o	Nonperforming assets declined from $30.6 million at March 31, 2014 to $28.6 million at June 30, 2014, a 6.6 percent reduction. Nonperforming assets were 0.66 percent of total loans and ORE at June 30, 2014, compared to 0.73 percent at March 31, 2014 and 0.93 percent at June 30, 2013.
o	The allowance for loan losses represented 1.55 percent of total loans at June 30, 2014, compared to 1.61 percent at March 31, 2014 and 1.75 percent at June 30, 2014. The ratio of the allowance for loan losses to nonperforming loans was 426.6 percent at June 30, 2014, compared to 432.7 percent at March 31, 2014 and 334.1 percent at June 30, 2013.
▪	Net charge-offs were $890,000 for the quarter ended June 30, 2014, compared to $934,000 for the first quarter of 2014 and $3.5 million for the quarter ended June 30, 2013. Annualized year-to-date net charge-offs as a percentage of average loans for the quarter ended June 30, 2014 were 0.09 percent compared to 0.30 percent for the quarter ended June 30, 2013.
▪	Provision for loan losses decreased from $2.77 million for the second quarter of 2013 to $254,000 for the second quarter of 2014. The provision was $488,000 for the first quarter of 2014.

"Asset quality continues to be a strength for our firm with further reductions in potential problem loans, nonperforming assets and net charge-offs during the second quarter," Carpenter said. "We expect that the quality of our loan portfolio should improve and thus continue to provide additional credit leverage for the remainder of 2014 as well as 2015."

BOARD OF DIRECTORS DECLARES DIVIDEND
On July 15, 2014, Pinnacle's Board of Directors also declared an $0.08 per share cash dividend to be paid on Aug. 29, 2014 to common shareholders of record as of the close of business on Aug. 8, 2014. The amount and timing of any future dividend payments to common shareholders will be subject to the discretion of Pinnacle's Board of Directors.

WEBCAST AND CONFERENCE CALL INFORMATION

Pinnacle will host a webcast and conference call at 8:30 a.m. (CDT) on July 16, 2014 to discuss second quarter 2014 results and other matters. To access the call for audio only, please call 1-877-602-7944. For the presentation and streaming audio, please access the webcast on the investor relations page of Pinnacle's website at www.pnfp.com.
For those unable to participate in the webcast, it will be archived on the investor relations page of Pinnacle's website at www.pnfp.com for 90 days following the presentation.
Pinnacle Financial Partners provides a full range of banking, investment, trust, mortgage and insurance products and services designed for businesses and their owners and individuals interested in a comprehensive relationship with their financial institution.
The firm began operations in a single downtown Nashville location in October 2000 and has since grown to approximately $5.8 billion in assets at June 30, 2014. At June 30, 2014, Pinnacle is the second-largest bank holding company headquartered in Tennessee, with 29 offices in eight Middle Tennessee counties and four offices in Knoxville. Additionally, Great Place to Work® named Pinnacle one of the best workplaces in the United States on its 2013 Best Small & Medium Workplaces list published in FORTUNE magazine. The American Banker also recognized Pinnacle as the best bank to work for in the country.
Additional information concerning Pinnacle, which is included in the NASDAQ Financial-100 Index, can be accessed at www.pnfp.com.

###
Certain of the statements in this release may constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The words "expect," "anticipate," "goal," "objective," "intend," "plan," "believe," "should," "seek," "estimate" and similar expressions are intended to identify such forward-looking statements, but other statements not based on historical information may also be considered forward-looking. All forward-looking statements are subject to risks, uncertainties and other factors that may cause the actual results, performance or achievements of Pinnacle Financial to differ materially from any results expressed or implied by such forward-looking statements. Such risks include, without limitation, (i) deterioration in the financial condition of borrowers resulting in significant increases in loan losses and provisions for those losses; (ii) continuation of the historically low short-term interest rate environment; (iii) the inability of Pinnacle Financial to grow its loan portfolio; (iv) changes in loan underwriting, credit review or loss reserve policies associated with economic conditions, examination conclusions, or regulatory developments; (v) effectiveness of Pinnacle Financial's asset management activities in improving, resolving or liquidating lower-quality assets; (vi) increased competition with other financial institutions; (vii) greater than anticipated adverse conditions in the national or local economies including the Nashville-Davidson-Murfreesboro-Franklin MSA and the Knoxville MSA, particularly in commercial and residential real estate markets; (viii) rapid fluctuations or unanticipated changes in interest rates on loans or deposits; (ix) the results of regulatory examinations; (x) the ability to retain large, uninsured deposits; (xi) the development of any new market other than Nashville or Knoxville; (xii) a merger or acquisition; (xiii) any matter that would cause Pinnacle Financial to conclude that there was impairment of any asset, including intangible assets; (xiv) the ability to attract additional financial advisors or to attract customers from other financial institutions; (xv) further deterioration in the valuation of other real estate owned and increased expenses associated therewith; (xvi) inability to comply with regulatory capital requirements, including those resulting from changes to capital calculation methodologies and required capital maintenance levels; (xvii) risks associated with litigation, including the applicability of insurance coverage; (xviii) approval of the declaration of any dividend by Pinnacle Financial's board of directors and (xix) changes in state and federal legislation, regulations or policies applicable to banks and other financial service providers, including regulatory or legislative developments arising out of current unsettled conditions in the economy, including implementation of the Dodd-Frank Wall Street Reform and Consumer Protection Act. A more detailed description of these and other risks is contained in Pinnacle Financial's most recent annual report on Form 10-K filed with the Securities and Exchange Commission on February 25, 2014.  Many of such factors are beyond Pinnacle Financial's ability to control or predict, and readers are cautioned not to put undue reliance on such forward-looking statements. Pinnacle Financial disclaims any obligation to update or revise any forward-looking statements contained in this release, whether as a result of new information, future events or otherwise.

PINNACLE FINANCIAL PARTNERS, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS – UNAUDITED

	June 30, 2014	March 31, 2014	December 31, 2013
ASSETS
Cash and noninterest-bearing due from banks	$91,575,519	$94,172,230	$79,785,004
Interest-bearing due from banks	114,865,408	75,826,385	124,509,486
Federal funds sold and other	4,667,086	938,792	4,644,247
Cash and cash equivalents	211,108,013	170,937,407	208,938,737

Securities available-for-sale, at fair value	743,528,294	735,400,911	693,456,314
Securities held-to-maturity (fair value of $38,290,464, $38,194,567 and $38,817,467 at June 30, 2014, March 31, 2014
and December 31, 2013, respectively)	38,537,545	38,733,099	39,795,649
Mortgage loans held-for-sale	24,591,553	13,970,926	12,850,339

Loans	4,315,561,552	4,181,686,799	4,144,493,486
Less allowance for loan losses	(66,888,250)	(67,523,575)	(67,969,693)
Loans, net	4,248,673,302	4,114,163,224	4,076,523,793

Premises and equipment, net	72,534,086	71,627,370	72,649,574
Other investments	33,496,695	33,358,506	33,226,195
Accrued interest receivable	15,921,099	17,219,090	15,406,389
Goodwill	243,550,227	243,568,203	243,651,006
Core deposit and other intangible assets	3,365,399	3,603,074	3,840,750
Other real estate owned	12,946,465	15,037,823	15,226,136
Other assets	140,538,915	143,312,957	148,210,975
Total assets	$5,788,791,593	$5,600,932,590	$5,563,775,857

LIABILITIES AND STOCKHOLDERS' EQUITY
Deposits:
Noninterest-bearing	$1,324,358,420	$1,180,202,107	$1,167,414,487
Interest-bearing	900,576,170	912,387,013	884,294,802
Savings and money market accounts	1,950,235,361	1,902,452,916	1,962,714,398
Time	476,343,393	505,534,750	519,049,037
Total deposits	4,651,513,344	4,500,576,786	4,533,472,724
Securities sold under agreements to repurchase	62,272,670	68,092,650	70,465,326
Federal Home Loan Bank advances	170,556,327	150,604,286	90,637,328
Subordinated debt and other borrowings	97,408,292	98,033,292	98,658,292
Accrued interest payable	661,273	745,180	792,703
Other liabilities	41,997,702	40,383,743	46,041,823
Total liabilities	5,024,409,608	4,858,435,937	4,840,068,196

Stockholders' equity:
Preferred stock, no par value; 10,000,000 shares authorized;
no shares issued and outstanding	-	-	-
Common stock, par value $1.00; 90,000,000 shares authorized;
35,601,495 shares, 35,567,268 shares and 35,221,941 shares
issued and outstanding at June 30, 2014, March 31, 2014
and December 31, 2013, respectively	35,601,495	35,567,268	35,221,941
Additional paid-in capital	555,428,349	551,461,564	550,212,135
Retained earnings	170,155,642	155,840,829	142,298,199
Accumulated other comprehensive income (loss), net of taxes	3,196,499	(373,008)	(4,024,614)
Stockholders' equity	764,381,985	742,496,653	723,707,661
Total liabilities and stockholders' equity	$5,788,791,593	$5,600,932,590	$5,563,775,857

This information is preliminary and based on company data available at the time of the presentation.

PINNACLE FINANCIAL PARTNERS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME – UNAUDITED
	Three Months Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,
	2014	2014	2013	2014	2013
Interest income:
Loans, including fees	$45,089,706	$43,695,658	$42,149,149	$88,785,364	$83,663,362
Securities
Taxable	3,628,264	3,720,279	3,650,766	7,348,543	7,321,700
Tax-exempt	1,563,612	1,597,797	1,483,965	3,161,409	3,140,373
Federal funds sold and other	282,822	277,058	260,440	559,880	575,212
Total interest income	50,564,404	49,290,792	47,544,320	99,855,196	94,700,647

Interest expense:
Deposits	2,481,762	2,595,240	2,955,985	5,077,002	6,368,381
Securities sold under agreements to repurchase	31,329	30,515	70,823	61,844	148,639
Federal Home Loan Bank advances and other borrowings	824,912	757,222	918,762	1,582,134	1,826,403
Total interest expense	3,338,003	3,382,977	3,945,570	6,720,980	8,343,423
Net interest income	47,226,401	45,907,815	43,598,750	93,134,216	86,357,224
Provision for loan losses	254,348	487,638	2,774,048	741,986	4,946,452
Net interest income after provision for loan losses	46,972,053	45,420,177	40,824,702	92,392,230	81,410,772

Noninterest income:
Service charges on deposit accounts	2,965,644	2,790,968	2,540,866	5,756,612	5,021,110
Investment services	2,164,410	2,127,834	1,895,398	4,292,244	3,688,038
Insurance sales commissions	1,144,871	1,384,921	1,107,696	2,529,792	2,501,000
Gains on mortgage loans sold, net	1,668,604	1,234,872	1,948,531	2,903,475	3,803,942
Investment losses on sales, net	-	-	(25,241)	-	(25,241)
Trust fees	1,071,848	1,145,751	880,204	2,217,599	1,824,536
Other noninterest income	3,582,067	4,048,017	2,978,266	7,630,084	6,414,691
Total noninterest income	12,597,444	12,732,363	11,325,720	25,329,806	23,228,076

Noninterest expense:
Salaries and employee benefits	21,772,469	21,749,960	20,570,753	43,522,429	40,143,109
Equipment and occupancy	5,822,662	5,709,030	5,204,159	11,531,692	10,317,209
Other real estate expense	226,006	651,152	1,390,606	877,158	2,111,568
Marketing and other business development	1,064,990	908,901	987,171	1,973,891	1,777,842
Postage and supplies	544,194	560,614	517,667	1,104,808	1,109,155
Amortization of intangibles	237,676	237,675	248,186	475,351	769,173
Other noninterest expense	4,233,931	3,828,528	1,943,190	8,062,459	7,073,683
Total noninterest expense	33,901,928	33,645,860	30,861,732	67,547,788	63,301,739
Income before income taxes	25,667,569	24,506,680	21,288,690	50,174,248	41,337,109
Income tax expense	8,497,589	8,139,557	6,978,160	16,637,146	13,578,452
Net income	$17,169,980	$16,367,123	$14,310,530	$33,537,102	$27,758,657

Per share information:
Basic net income per common share	$0.49	$0.47	$0.42	$0.97	$0.81
Diluted net income per common share	$0.49	$0.47	$0.42	$0.96	$0.81

Weighted average shares outstanding:
Basic	34,697,888	34,602,337	34,172,274	34,650,377	34,080,281
Diluted	35,081,702	34,966,600	34,431,054	35,024,859	34,319,796

This information is preliminary and based on company data available at the time of the presentation.

PINNACLE FINANCIAL PARTNERS, INC. AND SUBSIDIARIES
SELECTED QUARTERLY FINANCIAL DATA – UNAUDITED
(dollars in thousands)	June	March	December	September	June	March
	2014	2014	2013	2013	2013	2013

Balance sheet data, at quarter end:
Commercial real estate - mortgage loans	$1,457,335	1,456,172	1,383,435	1,326,838	1,308,873	1,278,639
Consumer real estate - mortgage loans	698,528	703,592	695,616	687,259	697,490	675,632
Construction and land development loans	292,875	294,055	316,191	319,973	298,509	306,433
Commercial and industrial loans	1,697,634	1,568,937	1,605,547	1,513,632	1,504,086	1,403,428
Consumer and other	169,190	158,931	143,704	121,600	116,407	108,232
Total loans	4,315,562	4,181,687	4,144,493	3,969,302	3,925,365	3,772,364
Allowance for loan losses	(66,888)	(67,524)	(67,970)	(67,280)	(68,695)	(69,411)
Securities	782,066	774,134	733,252	743,885	727,889	724,004
Total assets	5,788,792	5,600,933	5,563,776	5,391,201	5,373,168	5,070,935
Noninterest-bearing deposits	1,324,358	1,180,202	1,167,414	1,138,421	1,098,887	977,496
Total deposits	4,651,513	4,500,577	4,533,473	4,333,543	4,096,578	3,902,895
Securities sold under agreements to
repurchase	62,273	68,093	70,465	84,032	117,346	129,100
FHLB advances	170,556	150,604	90,637	115,671	325,762	200,796
Subordinated debt and other borrowings	97,408	98,033	98,658	99,283	99,908	105,533
Total stockholders' equity	764,382	742,497	723,708	712,216	696,569	691,434

Balance sheet data, quarterly averages:
Total loans	$4,251,900	4,130,289	3,981,214	3,932,218	3,845,476	3,681,686
Securities	782,436	748,539	731,651	739,625	745,969	714,104
Total earning assets	5,187,589	5,023,692	4,903,233	4,825,552	4,710,534	4,513,273
Total assets	5,673,615	5,514,031	5,388,371	5,313,003	5,210,600	4,992,018
Noninterest-bearing deposits	1,202,740	1,128,743	1,179,340	1,100,532	1,012,718	952,853
Total deposits	4,518,963	4,509,493	4,407,806	4,198,779	3,963,393	3,949,742
Securities sold under agreements to
repurchase	59,888	62,500	85,096	110,123	129,550	130,740
FHLB advances	224,432	83,787	42,012	181,392	293,581	98,989
Subordinated debt and other borrowings	99,015	98,651	100,030	100,995	102,573	106,777
Total stockholders' equity	757,089	740,743	722,919	705,275	699,559	688,241

Statement of operations data, for the three months ended:
Interest income	$50,564	49,291	48,405	48,177	47,544	47,156
Interest expense	3,338	3,383	3,436	3,604	3,945	4,398
Net interest income	47,226	45,908	44,969	44,573	43,599	42,758
Provision for loan losses	254	488	2,225	685	2,774	2,172
Net interest income after provision
for loan losses	46,972	45,420	42,744	43,888	40,825	40,586
Noninterest income	12,598	12,732	12,488	11,387	11,326	11,902
Noninterest expense	33,902	33,646	32,637	33,323	30,862	32,440
Income before taxes	25,668	24,506	22,596	21,952	21,289	20,048
Income tax expense	8,498	8,140	7,274	7,305	6,978	6,600
Net income	$17,170	16,367	15,321	14,647	14,311	13,448

Profitability and other ratios:
Return on avg. assets (1)	1.21%	1.20%	1.13%	1.09%	1.10%	1.09%
Return on avg. equity (1)	9.10%	8.96%	8.41%	8.24%	8.21%	7.92%
Return on avg. tangible common equity (1)	13.50%	13.45%	12.79%	12.71%	12.72%	12.41%
Dividend payout ratio (18)	18.29%	19.16%	20.38%	-	-	-
Net interest margin (1) (2)	3.71%	3.76%	3.70%	3.72%	3.77%	3.90%
Noninterest income to total revenue (3)	21.06%	21.72%	21.73%	20.35%	20.62%	21.77%
Noninterest income to avg. assets (1)	0.89%	0.94%	0.92%	0.85%	0.87%	0.97%
Noninterest exp. to avg. assets (1)	2.40%	2.47%	2.40%	2.49%	2.38%	2.64%
Noninterest expense (excluding ORE
and FHLB restructuring charges)
to avg. assets (1)	2.38%	2.43%	2.38%	2.44%	2.27%	2.51%
Efficiency ratio (4)	56.67%	57.38%	56.80%	59.55%	56.19%	59.35%
Avg. loans to average deposits	94.09%	91.59%	90.32%	93.65%	97.02%	93.21%
Securities to total assets	13.51%	13.82%	13.18%	13.80%	13.55%	14.28%

This information is preliminary and based on company data available at the time of the presentation.

PINNACLE FINANCIAL PARTNERS, INC. AND SUBSIDIARIES
ANALYSIS OF INTEREST INCOME AND EXPENSE, RATES AND YIELDS-UNAUDITED
(dollars in thousands)	Three months ended			Three months ended
	June 30, 2014			June 30, 2013
	Average Balances	Interest	Rates/ Yields	Average Balances	Interest	Rates/ Yields
Interest-earning assets
Loans (1)	$4,251,900	$45,090	4.27%	$3,845,476	$42,149	4.41%
Securities
Taxable	609,884	3,628	2.39%	575,611	3,651	2.54%
Tax-exempt (2)	172,552	1,563	4.85%	170,358	1,484	4.66%
Federal funds sold and other	153,253	283	0.87%	119,089	260	1.04%
Total interest-earning assets	5,187,589	$50,564	3.97%	4,710,534	$47,544	4.10%
Nonearning assets
Intangible assets	247,081			248,439
Other nonearning assets	238,945			251,627
Total assets	$5,673,615			$5,210,600

Interest-bearing liabilities
Interest-bearing deposits:
Interest checking	$911,878	$391	0.17%	$790,043	$536	0.27%
Savings and money market	1,913,453	1,392	0.29%	1,581,868	1,381	0.35%
Time	490,892	699	0.57%	578,764	1,039	0.72%
Total interest-bearing deposits	3,316,223	2,482	0.30%	2,950,675	2,956	0.40%
Securities sold under agreements to repurchase	59,888	31	0.21%	129,550	71	0.22%
Federal Home Loan Bank advances	224,432	187	0.33%	293,581	223	0.31%
Subordinated debt and other borrowings	99,015	638	2.58%	102,573	695	2.72%
Total interest-bearing liabilities	3,699,558	3,338	0.36%	3,476,379	3,945	0.46%
Noninterest-bearing deposits	1,202,740	-	-	1,012,718	-	-
Total deposits and interest-bearing liabilities	4,902,298	$3,338	0.27%	4,489,097	$3,945	0.35%
Other liabilities	14,228			21,944
Stockholders' equity	757,089			699,559
Total liabilities and stockholders' equity	$5,673,615			$5,210,600
Net interest income		$47,226			$43,599
Net interest spread (3)			3.61%			3.64%
Net interest margin (4)			3.71%			3.77%

(1) Average balances of nonperforming loans are included in the above amounts.
(2) Yields computed on tax-exempt instruments on a tax equivalent basis.
(3) Yields realized on interest-bearing assets less the rates paid on interest-bearing liabilities. The net interest spread calculation excludes the impact of demand deposits. Had the impact of demand deposits been included, the net interest spread for the quarter ended June 30, 2014 would have been 3.69% compared to a net interest spread of 3.75% for the quarter ended June 30, 2013.

(4) Net interest margin is the result of annualized net interest income calculated on a tax equivalent basis divided by average interest-earning assets for the period.

This information is preliminary and based on company data available at the time of the presentation.

PINNACLE FINANCIAL PARTNERS, INC. AND SUBSIDIARIES
ANALYSIS OF INTEREST INCOME AND EXPENSE, RATES AND YIELDS-UNAUDITED
(dollars in thousands)	Six Months Ended			Six Months Ended
	June 30, 2014			June 30, 2013
	Average Balances	Interest	Rates/ Yields	Average Balances	Interest	Rates/ Yields
Interest-earning assets
Loans (1)	$4,191,430	$88,785	4.28%	$3,764,033	$83,663	4.49%
Securities
Taxable	591,708	7,349	2.50%	556,885	7,322	2.65%
Tax-exempt (2)	173,873	3,161	4.90%	173,240	3,140	4.88%
Federal funds sold and other	149,082	560	0.90%	118,290	575	1.14%
Total interest-earning assets	5,106,093	$99,855	4.00%	4,612,448	$94,700	4.19%
Nonearning assets
Intangible assets	247,220			248,688
Other nonearning assets	240,951			240,787
Total assets	$5,594,264			$5,101,923

Interest-bearing liabilities
Interest-bearing deposits:
Interest checking	$916,431	$821	0.18%	$782,631	$1,142	0.29%
Savings and money market	1,932,514	2,819	0.29%	1,607,151	3,005	0.38%
Time	499,364	1,437	0.58%	583,873	2,221	0.77%
Total interest-bearing deposits	3,348,309	5,077	0.31%	2,973,655	6,368	0.43%
Securities sold under agreements to repurchase	61,187	62	0.20%	130,141	149	0.23%
Federal Home Loan Bank advances	154,498	310	0.40%	196,822	414	0.42%
Subordinated debt and other borrowings	98,834	1,272	2.60%	104,663	1,412	2.72%
Total interest-bearing liabilities	3,662,828	6,721	0.37%	3,405,281	8,343	0.49%
Noninterest-bearing deposits	1,165,946	-	-	982,951	-	-
Total deposits and interest-bearing liabilities	4,828,774	$6,721	0.28%	4,388,232	$8,343	0.38%
Other liabilities	16,533			19,759
Stockholders' equity	748,957			693,932
Total liabilities and stockholders' equity	$5,594,264			$5,101,923
Net interest income		$93,134			$86,357
Net interest spread (3)			3.63%			3.70%
Net interest margin (4)			3.73%			3.83%

(1) Average balances of nonperforming loans are included in the above amounts.
(2) Yields computed on tax-exempt instruments on a tax equivalent basis.
(3) Yields realized on interest-bearing assets less the rates paid on interest-bearing liabilities. The net interest spread calculation excludes the impact of demand deposits. Had the impact of demand deposits been included, the net interest spread for the six months ended June 30, 2014 would have been 3.72% compared to a net interest spread of 3.81% for the six months ended June 30, 2013.

(4) Net interest margin is the result of net interest income calculated on a tax equivalent basis divided by average interest-earning assets for the period.

This information is preliminary and based on company data available at the time of the presentation.

PINNACLE FINANCIAL PARTNERS, INC. AND SUBSIDIARIES
SELECTED QUARTERLY FINANCIAL DATA – UNAUDITED
(dollars in thousands)	June	March	December	September	June	March
	2014	2014	2013	2013	2013	2013

Asset quality information and ratios:
Nonperforming assets:
Nonaccrual loans	$15,678	15,606	18,183	19,989	20,561	21,837
Other real estate (ORE)	12,946	15,038	15,226	15,522	15,992	16,802
Total nonperforming assets	$28,624	30,644	33,409	35,511	36,553	38,639
Past due loans over 90 days and still
accruing interest	$649	7,944	3,057	-	747	152
Troubled debt restructurings (5)	$7,552	15,108	19,647	19,661	20,427	20,667
Net loan charge-offs	$890	934	1,535	2,100	3,491	2,178
Allowance for loan losses to nonperforming loans	426.6%	432.7%	373.8%	336.6%	334.1%	317.9%
As a percentage of total loans:
Past due accruing loans over 30 days	0.45%	0.43%	0.39%	0.33%	0.39%	0.23%
Potential problem loans (6)	1.79%	2.01%	1.51%	1.80%	2.11%	2.57%
Allowance for loan losses	1.55%	1.61%	1.64%	1.70%	1.75%	1.84%
Nonperforming assets to total loans
and ORE	0.66%	0.73%	0.80%	0.89%	0.93%	1.02%
Nonperforming assets to total assets	0.49%	0.55%	0.60%	0.66%	0.68%	0.76%
Classified asset ratio (Pinnacle Bank) (8)	18.1%	21.2%	18.5%	20.6%	23.3%	26.4%
Annualized net loan charge-offs
year-to-date to avg. loans (7)	0.09%	0.09%	0.24%	0.27%	0.30%	0.24%
Wtd. avg. commercial loan internal risk
ratings (6)	4.5	4.5	4.5	4.5	4.5	4.5

Interest rates and yields:
Loans	4.27%	4.30%	4.28%	4.33%	4.41%	4.58%
Securities	2.93%	3.17%	3.16%	3.04%	3.03%	3.34%
Total earning assets	3.97%	4.04%	3.98%	4.02%	4.10%	4.30%
Total deposits, including non-interest bearing	0.22%	0.23%	0.24%	0.26%	0.30%	0.35%
Securities sold under agreements to
repurchase	0.21%	0.20%	0.16%	0.20%	0.22%	0.24%
FHLB advances	0.33%	0.59%	0.97%	0.38%	0.31%	0.78%
Subordinated debt and other borrowings	2.58%	2.61%	2.60%	2.62%	2.72%	2.72%
Total deposits and interest-bearing liabilities	0.27%	0.29%	0.29%	0.31%	0.35%	0.42%

Pinnacle Financial Partners capital ratios (8):
Stockholders' equity to total assets	13.2%	13.3%	13.0%	13.2%	13.0%	13.6%
Leverage	11.0%	11.0%	10.9%	10.8%	10.7%	10.8%
Tier one risk-based	12.1%	12.2%	11.8%	12.0%	11.7%	11.7%
Total risk-based	13.4%	13.5%	13.0%	13.2%	12.9%	13.0%
Tier one common equity to
risk-weighted assets	10.5%	10.5%	10.1%	10.2%	9.9%	9.9%
Tangible common equity to tangible assets	9.3%	9.3%	9.0%	9.0%	8.8%	9.2%
Pinnacle Bank ratios:
Leverage	10.5%	10.5%	10.5%	10.5%	10.5%	10.7%
Tier one risk-based	11.5%	11.7%	11.3%	11.6%	11.5%	11.6%
Total risk-based	12.8%	12.9%	12.6%	12.9%	12.7%	12.8%

This information is preliminary and based on company data available at the time of the presentation.

PINNACLE FINANCIAL PARTNERS, INC. AND SUBSIDIARIES
SELECTED QUARTERLY FINANCIAL DATA – UNAUDITED

(dollars in thousands, except per share data)	June	March	December	September	June	March
	2014	2014	2013	2013	2013	2013

Per share data:
Earnings – basic	$0.49	0.47	0.45	0.43	0.42	0.40
Earnings – diluted	$0.49	0.47	0.44	0.42	0.42	0.39
Common dividends per share	$0.08	0.08	0.08	-	-	-
Book value per common share at
quarter end (9)	$21.47	20.88	20.55	20.27	19.86	19.74
Tangible common equity per common share	$14.53	13.93	13.52	13.22	12.78	12.64

Weighted avg. common shares – basic	34,697,888	34,602,337	34,355,691	34,282,899	34,172,274	33,987,265
Weighted avg. common shares – diluted	35,081,702	34,966,600	34,765,424	34,606,567	34,431,054	34,206,202
Common shares outstanding	35,601,495	35,567,268	35,221,941	35,133,733	35,073,763	35,022,487

Investor information:
Closing sales price	$39.48	37.49	32.53	29.81	25.71	23.36
High closing sales price during quarter	$39.48	38.64	33.25	29.99	26.17	23.73
Low closing sales price during quarter	$33.46	31.02	29.67	26.56	21.68	19.29

Other information:
Gains on mortgage loans sold:
Mortgage loan sales:
Gross loans sold	$83,421	61,290	70,194	105,817	123,181	120,569
Gross fees (10)	$2,715	1,504	1,842	2,470	3,346	3,158
Gross fees as a percentage of loans originated	3.25%	2.45%	2.62%	2.33%	2.72%	2.62%
Net gain on mortgage loans sold	$1,669	1,235	1,113	1,326	1,949	1,813
Investment losses on sales, net (17)	$-	-	-	(1,441)	(25)	-
Brokerage account assets, at quarter-end (11)	$1,680,619	1,611,232	1,560,349	1,445,461	1,387,172	1,333,676
Trust account managed assets,
at quarter-end	$687,772	613,440	605,324	576,190	630,322	515,970
Core deposits (12)	$4,245,745	4,087,477	4,100,037	3,903,000	3,771,424	3,537,860
Core deposits to total funding (12)	85.2%	84.8%	85.5%	84.3%	81.3%	84.0%
Risk-weighted assets	$4,924,884	4,730,907	4,803,942	4,557,124	4,532,735	4,388,341
Total assets per full-time equivalent
employee	$7,734	7,528	7,408	7,305	7,335	7,038
Annualized revenues per full-time
equivalent employee	$320.6	319.7	303.5	300.8	300.8	307.7
Annualized expenses per full-time
equivalent employee	$181.7	183.4	172.4	179.1	169.0	182.6
Number of employees (full-time equivalent)	748.5	744.0	751.0	738.0	732.5	720.5
Associate retention rate (13)	93.8%	95.6%	94.4%	93.9%	93.0%	91.2%

Selected economic information (in thousands) (14):
Nashville MSA nonfarm employment -
May 2014	831.1	827.1	817.3	815.1	817.1	807.1
Knoxville MSA nonfarm employment -
May 2014	340.8	338.0	334.2	335.6	337.9	337.4
Nashville MSA unemployment - May 2014	5.2%	5.4%	5.9%	6.5%	6.6%	6.2%
Knoxville MSA unemployment - May 2014	5.6%	5.8%	6.3%	7.0%	6.9%	6.6%
Nashville residential median home price -
June 2014	$222.0	195.0	198.8	197.9	205.9	169.0
Nashville inventory of residential homes for sale -
June 2014 (16)	10.6	9.4	8.2	10.2	10.6	9.9

This information is preliminary and based on company data available at the time of the presentation.

PINNACLE FINANCIAL PARTNERS, INC. AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP SELECTED QUARTERLY FINANCIAL DATA – UNAUDITED
	June	March	December	September	June	March
(dollars in thousands, except per share data)	2014	2014	2013	2013	2013	2013

Tangible assets:
Total assets	$5,788,792	5,600,933	5,563,776	5,391,201	5,373,168	5,070,935
Less: Goodwill	(243,550)	(243,568)	(243,651)	(243,808)	(243,900)	(244,012)
Core deposit and other intangible assets	(3,365)	(3,603)	(3,841)	(4,087)	(4,334)	(4,582)
Net tangible assets	$5,541,877	5,353,762	5,316,284	5,143,306	5,124,934	4,822,342

Tangible equity:
Total stockholders' equity	$764,382	742,497	723,708	712,216	696,569	691,434
Less: Goodwill	(243,550)	(243,568)	(243,651)	(243,808)	(243,900)	(244,012)
Core deposit and other intangible assets	(3,365)	(3,603)	(3,841)	(4,087)	(4,334)	(4,582)
Net tangible common equity	$517,467	495,326	476,216	464,321	448,335	442,840

Ratio of tangible common equity to tangible assets	9.34%	9.25%	8.96%	9.03%	8.75%	9.18%

Average tangible equity:
Average stockholders' equity	$757,089	740,743	722,919	705,275	699,559	688,241
Less: Average goodwill	(243,559)	(243,610)	(243,729)	(243,854)	(243,956)	(244,026)
Core deposit and other intangible assets	(3,484)	(3,722)	(3,964)	(4,211)	(4,458)	(4,843)
Net average tangible common equity	$510,046	493,411	475,226	457,210	451,145	439,372

Return on average tangible common equity (1)	13.50%	13.45%	12.79%	12.71%	12.72%	12.41%

	For the three months ended
	June	March	December	September	June	March
	2014	2014	2013	2013	2013	2013

Net interest income	$47,226	45,908	44,969	44,573	43,599	42,758

Noninterest income	12,598	12,732	12,488	11,387	11,326	11,902
Less: Investment losses on sales, net	-	-	-	1,441	25	-
Net noncredit related loan losses	-	-	-	-	771	-
Noninterest income excluding investment losses on
sales, net, and noncredit related loan losses	12,598	12,732	12,488	12,828	12,122	11,902
Total revenues excluding the impact of investment losses on
sales, net, and noncredit related loan losses	59,824	58,644	57,457	57,401	55,721	54,660

Noninterest expense	33,902	33,646	32,637	33,323	30,862	32,440
Less: Other real estate expense	226	651	302	699	1,391	721
FHLB restructuring charges	-	-	-	-	-	877
Noninterest expense excluding the impact of other real estate
expense and FHLB restructuring charges	33,676	32,995	32,335	32,624	29,471	30,842

Adjusted pre-tax pre-provision income (15)	$26,148	25,645	25,122	24,777	26,250	23,818

Efficiency Ratio (4)	56.7%	57.4%	56.8%	59.5%	56.2%	59.4%

Total average assets	$5,673,615	5,514,031	5,388,371	5,313,003	5,210,600	4,992,018

Noninterest expense (excluding ORE expense and FHLB restructuring charges) to avg. assets (1)	2.38%	2.43%	2.38%	2.44%	2.27%	2.51%

This information is preliminary and based on company data available at the time of the presentation.

PINNACLE FINANCIAL PARTNERS, INC. AND SUBSIDIARIES
SELECTED QUARTERLY FINANCIAL DATA – UNAUDITED

1. Ratios are presented on an annualized basis.
2. Net interest margin is the result of net interest income on a tax equivalent basis divided by average interest earning assets.
3. Total revenue is equal to the sum of net interest income and noninterest income.
4. Efficiency ratios are calculated by dividing noninterest expense by the sum of net interest income and noninterest income.
5. Troubled debt restructurings include loans where the company, as a result of the borrower's financial difficulties, has granted a credit concession to the borrower (i.e., interest only payments for a significant period of time, extending the maturity of the loan, etc.).  All of these loans continue to accrue interest at the contractual rate.

6. Average risk ratings are based on an internal loan review system which assigns a numeric value of 1 to 10 to all loans to commercial entities based on their underlying risk characteristics as of the end of each quarter. A "1" risk rating is assigned to credits that exhibit Excellent risk characteristics, "2" exhibit Very Good risk characteristics, "3" Good, "4" Satisfactory, "5" Acceptable or Average, "6" Watch List, "7" Criticized, "8" Classified or Substandard, "9" Doubtful and "10" Loss (which are charged-off immediately).  Additionally, loans rated "8" or worse that are not nonperforming or restructured loans are considered potential problem loans.  Generally, consumer loans are not subjected to internal risk ratings.

7. Annualized net loan charge-offs to average loans ratios are computed by annualizing year-to-date net loan charge-offs and dividing the result by average loans for the year-to-date period.
8. Capital ratios are defined as follows:
Equity to total assets – End of period total stockholders' equity as a percentage of end of period assets.
Tangible common equity to total assets - End of period total stockholders' equity less end of period goodwill, core deposit and other intangibles as a percentage of end of period assets.
Leverage – Tier one capital (pursuant to risk-based capital guidelines) as a percentage of adjusted average assets.
Tier one risk-based – Tier one capital (pursuant to risk-based capital guidelines) as a percentage of total risk-weighted assets.
Total risk-based – Total capital (pursuant to risk-based capital guidelines) as a percentage of total risk-weighted assets.
Classified asset - Classified assets as a percentage of Tier 1 capital plus allowance for loan losses.
Tier one common equity to risk weighted assets - Tier 1 capital (pursuant to risk-based capital guidelines) less the amount of any preferred stock or subordinated indebtedness that is considered as a component of tier 1 capital as a percentage of total risk-weighted assets.
9. Book value per share computed by dividing total stockholders' equity less preferred stock and common stock warrants by common shares outstanding.
10. Amounts are included in the statement of operations in "Gains on loans sold, net", net of commissions paid on such amounts.
11. At fair value, based on information obtained from Pinnacle's third party broker/dealer for non-FDIC insured financial products and services.
12. Core deposits include all transaction deposit accounts, money market and savings accounts and all certificates of deposit issued in a denomination of less than $250,000.
The ratio noted above represents total core deposits divided by total funding, which includes total deposits, FHLB advances, securities sold under agreements to repurchase, subordinated indebtedness and all other interest-bearing liabilities.

13. Associate retention rate is computed by dividing the number of associates employed at quarter-end less the number of associates that have resigned in the last 12 months by the number of associates employed at quarter-end.

14. Employment and unemployment data is from BERC- MTSU & Bureau of Labor Statistics.  Labor force data is seasonally adjusted.  The most recent quarter data presented is as of the most recent month that data is available as of the release date.  Historical data is subject to update by the BERC- MTSU & Bureau of Labor Statistics. Historical data is presented based on the most recently reported data available by the BERC- MTSU & Bureau of Labor Statistics.  The Nashville home data is from the Greater Nashville Association of Realtors.

15.  Adjusted pre-tax, pre-provision income excludes the impact of investment gains and losses on sales and impairments, net and non-credit related loan losses as well as other real estate owned expenses and FHLB restructuring charges.

16. Represents month's supply of homes currently listed with MLS based on current sales activity in the Nashville MSA.
17. Represents investment gains (losses) on sales and impairments, net occurring as a result of both credit losses and losses incurred as the result of a change in management's intention to sell a bond prior to the recovery of its amortized cost basis.

18. The dividend payout ratio is calculated as the sum of the annualized dividend rate divided by the trailing 12-months fully diluted earnings per share as of the dividend declaration date.